UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 31, 2007

Rockwood Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-32609	52-2277366
(Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Not Applicable

 (Former name or former address, if

changed since last report)

100 Overlook Center
Princeton, New Jersey 08540
(Address of registrant’s principal executive office)

(609) 514-0300
(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

ITEM 1.01.	Entry Into a Material Definitive Agreement.

Effective as of  October 31, 2007, Rockwood Holdings, Inc. (the “Company”) entered into a First Amendment to the Amended and Restated Management Stockholder’s Agreement between the Company and each of Seifi Ghasemi, our chairman and chief executive officer, Robert J. Zatta, our senior vice president and chief financial officer, and Thomas J. Riordan, our senior vice president, law and administration (each, an “Amendment”). The Amendment, among other things, (1) modifies the period within which the management stockholder must elect to exercise his registration rights upon receipt of a notice of a proposed sale by certain affiliates of Kohlberg Kravis Roberts & Co. L.P. (“KKR”), and (2) provides that on any date subsequent to the actual sale of common stock by any entity affiliated with KKR contemplated by the notice described in (1) above, the management stockholder may make a written request to the Company to remove any transfer restrictions on such maximum number of shares of common stock that such management stockholder has a bona fide intention to sell and would have otherwise been permitted to register pursuant to the relevant management stockholder’s agreement.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, a form of which is filed as an exhibit hereto, and is incorporated by reference herein.

Item 9.01.		Financial Statements and Exhibits.

(d)	Exhibits.

	10.1	Form of First Amendment to the Amended and Restated Management Stockholder’s Agreement dated as of October 31, 2007 between the Company and each of Messrs. Ghasemi, Zatta and Riordan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROCKWOOD HOLDINGS, INC.

	By:	/s/ MICHAEL W. VALENTE
		Name:	Michael W. Valente
		Title:	Assistant Secretary

Dated: November 5, 2007